Exhibit 10.1
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                               AMENDMENT AGREEMENT

                                  by and among

                         MYTRAVEL CANADA HOLIDAYS INC.,

                               VE HOLDINGS, INC.,

                                 SUNTRIPS, INC.,

                           RCG COMPANIES INCORPORATED,

                                FLIGHTSERV, INC.,

                                 FS TOURS, INC.,

                                       and

                               FS SUNTOURS, INC.,

                                   Dated as of

                                November 4, 2004

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

                               AMENDMENT AGREEMENT

         THIS AMENDMENT AGREEMENT, dated as of November 4, 2004 (this "Agreement"), by and among MYTRAVEL CANADA HOLIDAYS INC., a Canadian corporation ("MyTravel Canada"), VE HOLDINGS, INC., a Delaware corporation ("VE Holdings"), SUNTRIPS, INC., a California corporation ("SunTrips"), RCG COMPANIES INCORPORATED f/k/a eResource Capital Group, Inc., a Delaware corporation ("RCG"), FLIGHTSERV, INC., a Delaware corporation and a wholly-owned subsidiary of RCG ("Flightserv"), FS TOURS, INC., a Delaware corporation and a wholly-owned subsidiary of Flightserv ("FS Tours") and FS SUNTOURS, INC., a Delaware corporation and a wholly-owned subsidiary of Flightserv ("FS SunTours"). VE Holdings and SunTrips are each referred to herein individually as "Seller" and collectively as "Sellers". FS Tours and FS SunTours are each referred to herein individually as a "Purchaser" and collectively as "Purchasers". Capitalized terms used but not defined herein shall have the meanings given to such terms in the Asset Purchase Agreement (as hereinafter defined).

                                    RECITALS:

         WHEREAS, Sellers and Purchasers are parties to that certain Amended and Restated Asset Purchase Agreement, dated as of October 31, 2003 (the "Asset Purchase Agreement"), pursuant to which Sellers have sold to Purchaser substantially all of the assets of Sellers;

         WHEREAS, in connection with the Asset Purchase Agreement, in payment of the Purchase Price thereunder, Purchasers and Flightserv have, jointly and severally, issued in favor of Sellers that certain $10,000,000 Promissory Note, dated October 31, 2003 (the "Purchase Price Note");

         WHEREAS, MyTravel Canada, Flightserv and Purchasers are parties to that certain Purchase Agreement Supplement, dated as of October 31, 2003 (the "Purchase Agreement Supplement"), pursuant to which MyTravel Canada provides certain services to Purchasers;

         WHEREAS, RCG and Sellers are parties to that certain Stock Pledge Agreement, dated as of October 31, 2003 (the "Stock Pledge Agreement", and collectively with the Asset Purchase Agreement, the Purchase Agreement Supplement and the Stock Pledge Agreement the "Transaction Documents"), pursuant to which RCG has pledged 3,809,524 shares of the common stock, par value $.001 per share, of Lifestyle Innovations, Inc. in order to secure the obligations of Purchasers and Flightserv under the Purchase Price Note; and

         WHEREAS, the parties to the Transaction Documents wish to amend the Transaction Documents specified herein in the manner and upon the terms and conditions set forth herein.

         NOW, THEREFORE, in consideration of the mutual covenants and undertakings contained herein, subject to and upon the conditions herein set forth, the specified Transaction Documents are hereby amended and the parties hereto hereby agree as follows:

ARTICLE I
                               Certain Agreements

      Section 1.1 Letter of Credit. Flightserv and/or Purchasers shall deliver to MyTravel Airways Limited, an English corporation and an affiliate of MyTravel Canada ("MyTravel Airways"), a letter of credit in favor of MyTravel Airways, in form and substance reasonably satisfactory to MyTravel Canada, in the amount of Five Hundred Thousand Dollars ($500,000) (the "Letter of Credit"), securing the obligations of each of RCG, Flightserv and each Purchaser under Section 1.4.

      Section 1.2 Novation Agreement. RCG, Flightserv and/or Purchasers shall use commercially reasonable efforts to cause Ryan International Airlines, Inc. ("Ryan") or another third party to negotiate and enter into a novation agreement (the "Novation Agreement") with Finova Capital Corporation ("Finova"), in form and substance reasonably satisfactory to MyTravel Canada, whereby (i) Ryan or such third party or an Affiliate of either of the foregoing shall fully and finally assume all obligations of MyTravel Airways, MyTravel Canada, Sellers and any of their Affiliates under the Aircraft Lease Agreement, dated as of February 5, 2003 (the "Master Lease"), between Finova and MyTravel Airways relating to the Boeing 757 aircraft bearing MSN 25488 which is currently operating under Ryan's certificate (as may be modified, supplemented or amended from time to time) and (ii) as a result thereof, MyTravel Airways, MyTravel Canada, Sellers and each of their Affiliates shall be fully and finally released of all obligations relating to or arising out of such lease. Upon (and only upon) execution of the Novation Agreement and delivery thereof to MyTravel Canada, MyTravel Canada shall cause MyTravel Airways to (i) deliver a written designation of Ryan as beneficiary under the Letter of Credit and (ii) surrender the Letter of Credit for delivery to such designee and, upon such designation and delivery, MyTravel Airways shall no longer have any rights or obligations thereunder.

      Section 1.3 Purchase Price Note. (i) In consideration of the issuance of the Letter of Credit, the entrance by RCG, Flightserv and/or Purchasers (or their designee(s)) into negotiations relating to the Novation Agreement and the value provided to Sellers in connection with the foregoing and (ii) as an inducement to HPC Capital Management to have consummated a financing transaction with RCG, Sellers hereby consent to the amendment and restatement of the Purchase Price Note, in accordance with Section 7 thereof and in the form attached hereto as Exhibit A (the "Amended Purchase Price Note"), in order to reduce the aggregate principal amount due thereunder and revise the payment terms thereof. Upon such amendment and restatement, Sellers shall return the original Purchase Price Note to Purchasers.

      Section 1.4 Finova Lease Obligations. Flightserv and each Purchaser, jointly and severally, shall hereby indemnify, defend and hold harmless MyTravel Airways, MyTravel Canada, each of its Affiliates, and each member of the Seller Group (the foregoing entities, collectively, the "MyTravel Entities") in respect of all obligations (other than obligations with regard to payment of deferred rent from a date prior to the date hereof) of any MyTravel Entity under, and all Damages imposed upon or incurred or suffered by any MyTravel Entity arising out of, relating to or in connection with, the Master Lease, in each case arising on or after October 31, 2003. Upon (and only upon) execution of the Novation Agreement and delivery thereof to MyTravel Canada, the obligations of Flightserv and each Purchaser pursuant to this Section 1.4 shall automatically terminate (other than with respect to any such obligations arising out of events or circumstances occurring on or prior to the date of such execution and delivery).

Section 1.5 No Default. To the knowledge of MyTravel Airways and MyTravel Canada, as of the date hereof there exist no facts or circumstances which constitute (or with or without notice or passage of time or both would constitute) or could reasonably be expected to constitute, a default under the Master Lease.

                                   ARTICLE II
                                   Amendments

      Section 2.1 Purchase Agreement Supplement. Pursuant to Section 8 of the Purchase Agreement Supplement, the following Sections thereof are hereby amended as follows:

      (a) Section 2 of the Purchase Agreement Supplement is hereby amended by deleting it in its entirety and inserting, in lieu thereof, the following:

         "Service Fees. During the Term, as compensation for the Services provided to Purchasers under this Agreement, each Purchaser and Flightserv shall have a joint and several obligation to make payments to MyTravel for each month (or portion thereof) during the Term in accordance with the schedule of fees and other costs and expenses to be passed through to Purchasers set forth on Exhibit B hereto (the "Fees and Costs"). In addition to the payments described in the preceding sentence, Purchasers and Flightserv acknowledge that unpaid Fees and Costs in the aggregate amount of $399,346 are owed to MyTravel Canada and payable by each of them under this Agreement, and as a result each Purchaser and Flightserv shall have a joint and several obligation to make payments to MyTravel of such unpaid Fees and Costs in equal monthly installments of $16,139.42 beginning on July 1, 2005 and the first day of each month thereafter until such aggregate amount has been satisfied (such payments to be in addition to, and not in lieu of, any amounts that are otherwise due at such times hereunder). All amounts of all Fees and Costs and all other amounts described herein and in the Exhibits hereto shall be in United States Dollars."

      (b) Section 3 of the Purchase Agreement Supplement is hereby amended by deleting it in its entirety and inserting, in lieu thereof, the following:

      "Term. The term of this Agreement shall commence on the date hereof and shall end October 31, 2010 (the "Term") unless earlier terminated in accordance with this Section 3; provided, however, that if Purchasers desire to continue receiving any Services from MyTravel following termination of this Agreement, upon notice from Purchasers to MyTravel not less than sixty (60) days prior to the date upon which the Term is to expire, MyTravel, Purchasers and Flightserv shall negotiate in good faith an arrangement for the continuation of such Services on terms to be mutually agreed upon by the parties. In the event of a material breach of any of the terms or provisions hereof, Purchasers and Flightserv (in the event of such breach by MyTravel) or MyTravel (in the event of such breach by either Purchaser or Flightserv) may terminate this Agreement if the breaching party fails to cure such material breach within ten (10) business days of notification thereof. Upon termination in accordance with the preceding sentence, this Agreement shall become null and void and of no further force or effect; provided that the provisions of Sections 2, 3, 6 and 11 hereof shall survive any termination of this Agreement. Anything herein to the contrary notwithstanding, in the event of any termination of this Agreement (i) by MyTravel unilaterally other than for material breach of the terms and provisions hereof by either Purchaser or Flightserv, the joint and several obligation of each Purchaser and Flightserv to pay all Fees and Costs due for Services rendered prior to such termination shall survive such termination and Purchasers and/or Flightserv shall pay such Fees and Costs at such times, in such amounts, and in such manner as provided for hereunder until such Fees and Costs are indefeasably paid in full, but Purchasers and Flightserv shall not be obligated to pay additional Fees and Costs relating to periods after such termination due to the fact that Services shall no longer be provided during such periods or (ii) for any other reason (including, without limitation, by Purchasers and Flightserv pursuant to this Section 3) the joint and several obligation of each Purchaser and Flightserv to pay all Fees and Costs shall survive such termination and Purchasers and/or Flightserv shall pay such Fees and Costs at such times, in such amounts, and in such manner as provided for hereunder, as if the Services continued to be provided hereunder, until all such Fees and Costs are indefeasably paid in full. In the event that MyTravel desires to exit the businesses related to providing the Services or otherwise cease to provide the Services, MyTravel hereby agrees to give Purchasers ninety (90) days prior written notice thereof and MyTravel and each Purchaser agree, subject to the preceding sentence, to negotiate in good faith in order to determine a mutually agreeable course of action for winding up the parties' activities hereunder."

      (c) Exhibit B of the Purchase Agreement Supplement is hereby amended in its entirety in the form attached hereto as Exhibit B.

      Section 2.2 Stock Pledge Agreement. Pursuant to Section 16 of the Stock Pledge Agreement, the following Sections thereof are hereby amended as follows:

      (a) The first paragraph of the Introductory Statement of the Stock Pledge Agreement is hereby amended by deleting it in its entirety and inserting, in lieu thereof, the following:

         "Pursuant to that certain Promissory Note, amended and restated as of November 4, 2004 (as amended, supplemented or otherwise modified, renewed or replaced from time to time, the "Note"), made by FS Tours, Inc. ("FS Tours"), FS SunTours, Inc. ("FS SunTours", and together with FS Tours, "Purchasers") and Flightserv, Inc. ("Flightserv", and together with FS Tours and FS SunTours, the "Makers") in favor of the Lenders, the Makers agreed, jointly and severally, to pay the aggregate sum of One Million Dollars ($1,000,000) to the Lenders pursuant to the terms thereof. All capitalized terms used but not otherwise defined herein shall have the meanings given to them in the Note.

         Pursuant to that certain Amended and Restated Asset Purchase Agreement, dated as of October 31, 2003 (the "Asset Purchase Agreement"), among Purchasers and the Lenders, the Lenders have sold to Purchasers substantially all of the assets of the Lenders in accordance with the terms thereof.

         Pursuant to that certain Purchase Agreement Supplement, dated as of October 31, 2003 and as amended by that certain Amendment Agreement, dated as of November 4, 2004 (the "Amendment Agreement"), among the Pledgor, the Makers, the Lenders and MyTravel Canada Holidays Inc. ("MyTravel Canada"), the Makers have agreed to purchase certain services from MyTravel Canada."

      (b) The definition of "Obligations" set forth in Section 9 of the Stock Pledge Agreement is hereby amended by deleting it in its entirety and inserting, in lieu thereof, the following:

         "Obligations" means (i) the obligations of the Makers under the Note,
         (ii) the obligations of the Pledgor and the Makers under the Amendment Agreement, (iii) the obligations of the Makers under the Purchase Agreement Supplement and (iv) the obligations of the Pledgor hereunder. The term "Obligations" includes, without limitation, the obligations to pay principal, charges, costs, expenses and fees including, without limitation, the disbursements and reasonable fees of counsel and all renewals extensions, restructurings, refinancings or refundings thereof in a nature of a "workout" or otherwise."

                                  ARTICLE III
                                  EFFECTIVENESS

      Section 3.1 Effectivness. Upon the execution hereof by all of the parties hereto, each Transaction Document specified herein shall be amended as set forth herein and all references in the Asset Purchase Agreement and each other Ancillary Document to such Transaction Document shall be a reference to such Transaction Document as amended hereby. This Agreement shall be deemed to modify the specified Transaction Documents only the extent to which this Agreement is inconsistent with such Transaction Documents. Without limiting the generality of the foregoing, except as otherwise expressly provided in this Agreement, nothing in this Agreement shall be construed to waive, release or otherwise impair any rights, remedies or powers of Sellers or MyTravel Canada under the Asset Purchase Agreement or any Ancillary Agreement or waive or release any defaults of Purchasers, RCG or Flightserv under the Asset Purchase Agreement or any Ancillary Agreement. Anything herein, in the Asset Purchase Agreement or in any Ancillary Agreement to the contrary notwithstanding, each of the Asset Purchase Agreement and each Ancillary document shall, prior to, on and after the Effective Date, continue in full force and effect in accordance with its terms (as shall be, solely upon the occurrence of the Effective Date, amended hereby).

      Section 3.2 References. All references to "eResource Capital Group, Inc." in the Asset Purchase Agreement and each other Ancillary Document are hereby deemed to be references to RCG.

                                   ARTICLE IV
                                     GENERAL

      Section 4.1 Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally or by Federal Express (or other internationally recognized courier), to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

         To either Seller or
         MyTravel Canada:          MyTravel Canada Holidays Inc. or
                                   VE Holdings, Inc. or
                                   Suntrips, Inc.
                                   c/o MyTravel Group plc
                                   Parkway One
                                   Parkway Business Centre
                                   300 Princess Road
                                   Manchester, M14 7QU
                                   United Kingdom
                                   Attn:  Greg McMahon, Group Company Secretary
                                   Fax:  44-161-232-6909

         with a copy to:           Morgan, Lewis & Bockius LLP
                                   101 Park Avenue
                                   New York, New York 10178
                                   Attn: Paul M. Vogt, Esq.
                                   Fax:  212-309-6273

         To either Purchaser
         or Flightserv:            FS Tours, Inc.  or
                                   FS SunTours, Inc. or
                                   Flightserv, Inc.
                                   301 Perimeter Center North
                                   Suite 500
                                   Atlanta, Georgia 30346
                                   Attn: Matt Holliday
                                   Fax: (770) 986-9792

         with a copy to:           Adorno & Yoss, P.A.
                                   350 East Las Olas Boulevard
                                   Suite 1700
                                   Fort Lauderdale, Florida 33301
                                   Attn: Joel D. Mayersohn, Esq.
                                   Fax: (954) 766-7800

         To RCG:                   RCG Companies Incorporated
                                   6836 Morrison Boulevard, Suite 200
                                   Charlotte, North Carolina 28211
                                   Attn: Michael Pruitt
                                   Fax: (704) 366-5056

         with a copy to:           Adorno & Yoss, P.A.
                                   350 East Las Olas Boulevard
                                   Suite 1700
                                   Fort Lauderdale, Florida 33301
                                   Attn: Joel D. Mayersohn, Esq.
                                   Fax: (954) 766-7800

      Any notice that is delivered personally or by courier in the manner provided herein shall be deemed to have been duly given to the party to whom it is directed upon receipt by such party in the case of personal delivery, or upon receipt of delivery thereof in the case of delivery by courier.

      Section 4.2 Amendment, Waiver. Any provision of this Agreement may be amended or waived if, and only if, such amendment or waiver is in writing and signed, in the case of an amendment, by each party against which such amendment is to be effective and enforced, or in the case of a waiver, by the party against whom the waiver is to be effective. No failure or delay by any party in exercising any right, power or privilege hereunder will operate as a waiver thereof nor will any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

      Section 4.3 Assignment. No party to this Agreement may assign any of its rights or obligations under this Agreement without the prior written consent of the other parties hereto. Any assignment in contravention of this provision shall be void.

      Section 4.4 Entire Agreement. This Agreement (including all Schedules and Exhibits hereto) contains the entire agreement among the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings, oral or written, with respect to thereto.

      Section 4.5 Parties in Interest. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns. Other than with respect to the rights of the MyTravel Entities set forth in Article I, nothing in this Agreement, express or implied, is intended to confer upon any Person other than the parties hereto or their successors or permitted assigns, any rights or remedies under or by reason of this Agreement.

      Section 4.6 Expenses. All costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby (including all fees and disbursements of financial advisors, counsel and accountants) shall be borne by the party incurring such expenses.

      Section 4.7 Governing Law. This Agreement is to be governed by and construed in accordance with the laws of the State of Delaware without giving effect to the choice of law provisions thereof.

      Section 4.8 Counterparts. This Agreement may be executed by facsimile and in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute but one and the same instrument.

      Section 4.9 Headings. The heading references herein and in the table of contents hereto are for convenience purposes only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.

      Section 4.10 Publicity. Each party hereto shall not, and shall cause each of their Affiliates not to issue or make, or allow to be issued or made, any press release or public announcement concerning the transactions contemplated by this Agreement without the prior written consent of the other party hereto (which consent shall not be unreasonably withheld), except as otherwise required by applicable Law or the rules of any applicable stock exchange, but in any event only after giving the other party hereto a reasonable opportunity to comment on such release or announcement in advance, consistent with such applicable legal requirements. It is hereby understood and agreed that RCG shall file a form 8-K upon the execution hereof.

      Section 4.11 Severability. If any term or provision of this Agreement or the application thereof to any situation or circumstance shall be held to be invalid or unenforceable, the remainder of this Agreement or the application of such term or provision to situations or circumstances other than those as to which it shall have been held to be invalid or unenforceable, shall not be affected and such remaining terms of this Agreement shall be valid to the fullest extent permitted by applicable law. In addition, the parties hereto shall in good faith endeavor to reach agreement on a provision to replace the invalid provision which, as nearly as possible, will reflect the intent of the original provision.

      Section 4.12 Rules of Construction. The parties hereto agree that they have been represented by counsel during the negotiation, preparation and execution of this Agreement and, therefore, waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

      Section 4.13 WAIVER OF JURY TRIAL. EACH PARTY HERETO IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT AND ANY OF THE AGREEMENTS DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

      Section 4.14 Construction. Unless otherwise expressly provided herein or unless the context of this Agreement clearly requires otherwise, (a) words using the singular or plural number also include the plural or singular number, respectively, (b) the use of any gender herein shall be deemed to include the other genders, (c) references herein to "Articles," "Sections," "Schedules", "Exhibits", "subsections" and other subdivisions without reference to a document are to the specified Articles, Sections, Schedules, Exhibits, subsections and other subdivisions of this Agreement, (d) a reference to a subsection without further reference to a Section is a reference to such subsection as contained in the same Section in which the reference appears, and this rule shall also apply to other subdivisions within a Section or subsection, (d) the words "herein," "hereof," "hereunder," "hereby" and other words of similar import refer to this Agreement as a whole and not to any particular provision, and (e) the words "include," "includes" and "including" are deemed to be followed by the phrase "without limitation".

                             Signature Page Follows

         IN WITNESS WHEREOF, each party has caused this Agreement to be executed by its duly authorized representative as of the day and year first above written.

                      MYTRAVEL CANADA HOLIDAYS INC.

                      By:__________________________________
                      Name:
                      Title:

                      VE HOLDINGS, INC.

                      By:__________________________________
                      Name:
                      Title:



                      SUNTRIPS, INC.

                      By:__________________________________
                      Name:
                      Title:



                      RCG COMPANIES INCORPORATED
                      f/k/a eResource Capital Group, Inc.

                      By:__________________________________
                      Name:
                      Title:

                      FLIGHTSERV, INC.

                      By:__________________________________
                      Name:
                      Title:



                      FS TOURS, INC.

                      By:__________________________________
                      Name:
                      Title:


                      FS SUNTOURS, INC.

                      By:__________________________________
                      Name:
                      Title

                      Signature Page to Amendment Agreement

                                                                       Exhibit A

                                 PROMISSORY NOTE

$1,000,000                                                     November 4, 2004
                                              Originally issued October 31, 2003

      FS Tours, Inc., a Delaware corporation ("FS Tours"), FS SunTours, Inc., a Delaware corporation ("FS SunTours") and Flightserv, Inc. a Delaware corporation ("Flightserv", and together with FS Tours and FS SunTours, "Makers"), for value received, hereby promise, jointly and severally, to pay to each of VE Holdings, Inc., a Delaware corporation ("VE Holdings"), and SunTrips, Inc., a Delaware corporation (together, "Holders") at c/o MyTravel Group plc Parkway One, Parkway Business Centre, 300 Princess Road, Manchester, M147QU, United Kingdom, Attn:
Greg McMahon, jointly and severally, the aggregate principal amount of One Million Dollars ($1,000,000), subject to adjustment as set forth in Section 2. The terms used but not otherwise defined herein shall have the meanings set forth in the Amended and Restated Asset Purchase Agreement, dated as of October 31, 2003 (the "Asset Purchase Agreement"), between Makers and Holders. This Note shall not bear interest.

      This Note (i) amends and restates in its entirety the Promissory Note, issued October 31, 2003, by the Makers in favor of the Holders in the aggregate principal amount of Ten Million Dollars ($10,000,000) and (ii) upon execution and delivery hereof, is the "Purchase Price Note" referred to in the Asset Purchase Agreement and the Stock Pledge Agreement.

      1. Payments of Principal. Makers shall jointly and severally pay the principal amount of this Note in lawful money of the United States of America in immediately available funds as follows: (i) four (4) equal yearly payments of One Hundred Thousand Dollars ($100,000) commencing on October 31, 2006, and continuing on the last day of each October thereafter through October 31, 2009 and (ii) a final balloon payment in the amount of Six Hundred Thousand Dollars ($600,000) on the Maturity Date. As used herein, "Maturity Date" means October 31, 2010. All payments hereunder shall be made to the following account:
National City Bank of Michigan/Illinois 15800 East Eight Mile Road, Detroit, Michigan 48205, ABA No. 072000915, Account No.628614139. Upon payment in full of the entire principal amount of this Note, Holders shall surrender this Note to Makers for cancellation. If any payment required to be made hereunder becomes due and payable on a Saturday, Sunday or other day on which commercial banks in either Atlanta, Georgia, or Toronto, Canada are authorized or required to be closed, the due date thereof shall be extended until the next following business day.

      2. Adjustment of Principal Amount of Note.

            (a) As provided in Section 7.4(a) of the Asset Purchase Agreement, the principal amount due under this Note may be adjusted from time to time as follows: (i) The principal amount due on this Note shall be decreased by the amount of the payment obligation of Holders for the benefit of Makers pursuant to any indemnification obligation under the Asset Purchase Agreement, except those obligations elected or required to be paid in cash by Holders and (ii) the principal amount due on this Note shall be increased (x) for each payment made by Makers to or for the benefit of Holders pursuant to any indemnification obligations under the Asset Purchase Agreement or (y) if Makers elect for any amount required to be paid by Makers as a working capital adjustment pursuant to
Section 2.5 of the Asset Purchase Agreement. Any reduction or increase in the Purchase Price shall reduce the balloon payment due on the Maturity Date, and shall not change the scheduled yearly principal payments hereunder.

            (b) In connection with the Consent to Assignment Agreement, dated as of October 31, 2003 (the "Assignment"), among FS Tours, VE Holdings, Flightserv and Pace Airlines, Inc. the principal amount due under this Note may be adjusted from time to time as follows: In the event that FS Tours would have qualified under the ACMI Agreement (as defined in the Assignment) for (i) a "block-hour" rate reduction upon fulfilling its minimum revenue guarantee and/or (ii) a "rollover credit", as demonstrated to Holders by documentary evidence reasonably satisfactory thereto, but as a result of the agreements set forth in Section 4(b) of the Assignment is unable to obtain such reduction or such credit, the principal amount due on this Note shall be decreased, dollar for dollar, by the aggregate amount the benefits of such reduction or credit up to an aggregate maximum decrease of Three Hundred Fifty Thousand Dollars ($350,000). Any decrease in the principal amount due under this Note pursuant to this Section 2(b) shall, at FS Tours' option, reduce either (x) the next scheduled yearly principal payment or payments hereunder at the time of such reduction or (y) the balloon payment due hereunder on the Maturity Date.

      3. Security. RCG Companies Incorporated f/k/a eResource Capital Group, Inc. (the "Parent") and Holders have entered into a Stock Pledge Agreement concurrently herewith (the "Stock Pledge Agreement", and together with this Note, the "Loan Documents") that provides Holders with certain interests and rights in and to certain shares of common stock of Lifestyle Innovations, Inc. owed by the Parent, as security for Makers' obligations hereunder.

      4. Default. If one or more of the following described events shall occur (each, an "Event of Default"):

            a. default shall be made in the payment of principal under this Note, as and when due and payable, whether by reason of maturity, acceleration or otherwise;

            b. any of Makers or the Parent shall make a general assignment for the benefit of creditors; or shall commence any case, proceeding or other action seeking to have an order for relief entered on its behalf as debtor or to adjudicate it a bankrupt or insolvent or seeking reorganization, arrangement, adjustment, liquidation, dissolution or composition of it or its debts under any law relating to bankruptcy, insolvency, reorganization or relief of debtors or seeking appointment of a receiver, trustee, custodian or other similar official for it or for all or any substantial part of its property or shall file an answer or other pleading in any such case, proceeding or other action admitting the material allegations of any petition, complaint against it or consenting to the relief sought therein; or any of Makers or the Parent shall take any action to authorize or in contemplation of any of the foregoing; or

            c. any involuntary case, proceeding or other action against any of Makers or the Parent shall be commenced seeking to have an order for relief entered against it as debtor or to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, liquidation, dissolution or composition of it or its debts under any law relating to bankruptcy, insolvency, reorganization or relief of debtors, or seeking appointment of a receiver, trustee, custodian or other similar official for it or for all or any substantial part of its property, and such case, proceeding or other action (i) results in the entry of any order for relief against it or (ii) shall remain undismissed for a period of sixty (60) days;

then, and in each and every such case, unless such Event of Default shall have been waived in writing by Holders (which waiver shall not be deemed to be a waiver of any subsequent Event of Default), at the option of Holders, and in Holders' sole discretion, (i) Holders may accelerate the entire principal amount of this Note, and declare such amount immediately due and payable, and (ii) Holders may immediately enforce any and all of Holders' rights and remedies provided herein or in any of the other Loan Documents, or any other rights or remedies afforded by law.

      5. Prepayment. The principal amount of this Note may be prepaid, in whole or in part, at any time without penalty or premium, at the discretion of Makers.

      6. Rights Cumulative. The rights, powers and remedies given to Holder under this Note shall be in addition to all rights, powers and remedies given to them by virtue of any document or instrument executed in connection herewith (including, but not limited to, the Asset Purchase Agreement and the Loan Documents) or any statute or rule of law.

      7. Amendments in Writing. No modification or waiver of any provision of this Note, or any documents or instruments executed in connection therewith shall be effective unless it shall be in writing and signed by Holders, and any such modification or waiver shall apply only in the specific instance for which given.

      8. Governing Law. This Note and the rights and obligations of the parties hereto, shall be governed, construed and interpreted according to the laws of the State of Delaware, without regard to the conflict of law provisions thereof.

      9. Successors. The term "Holders" as used herein shall be deemed to include Holders and their successors and assigns. All stipulations, promises and agreements herein by or on behalf of Makers to Holders shall bind the successors and assigns of such party, whether so expressed or not, and shall inure to the benefit of the successors and assigns of Makers and Holders.

      10. Mutilated, Lost, Stolen or Destroyed Note. In case this Note shall be mutilated, lost, stolen or destroyed, Makers shall issue and deliver in exchange and substitution for and upon cancellation of the mutilated Note, or in lieu of and substitution for the Note, mutilated, lost, stolen or destroyed, a new Note in the form hereof, but only upon receipt of evidence reasonably satisfactory to Makers of such loss, theft or destruction and an indemnity, if requested, also reasonably satisfactory to it.

      11. Waiver. No delay on the part of Holders in the exercise of any power or right under this Note shall operate as a waiver thereof, nor shall a single or partial exercise of any power or right preclude any other or further exercise thereof or the exercise of any other power or right.

      12. Demand, Presentment, Protest, etc. Makers and any and all sureties, guarantors and endorsers of this Note and all other parties now or hereafter liable hereon severally waive grace, demand, presentment for payment, protest, notice of any kind (including, but not limited to, notice of dishonor, notice of protest, notice of intention to accelerate or notice of acceleration) and diligence in collecting and bringing suit against any party hereto and agree to the extent permitted by applicable law (i) to all extensions and partial payments, with or without notice, before or after maturity, (ii) to any substitution, exchange or release of any security now or hereafter given for this Note, (iii) to the release of any party primarily or secondarily liable hereon, and (iv) that it will not be necessary for any holder of this Note, in order to enforce payment of this Note, to first institute or exhaust such holder's remedies against the Makers or any other party liable hereon or against any security for this Note. The nonexercise by the holder of any of its rights hereunder in any particular instance shall not constitute a waiver thereof in that or any subsequent instance.

      13. Notices. Any notice to be given to or served upon Makers, the Parent or Holders hereunder or under any of the other Loan Documents must be in writing and shall be delivered by Federal Express (or other internationally recognized courier service) or personal delivery addressed to the intended recipient thereof at the address for each specified in this Note. Any such notice sent by personal delivery shall be deemed to have been delivered as of the date upon which actually received by the addressee. Any such notice sent by Federal Express (or other internationally recognized courier service) shall be deemed to have been given or served on the fifth (5th) Business Day after it is delivered. Any party hereto may, at any time, by giving five (5) days written notice to the other party hereto, designate any other address or facsimile number in substitution of the address or facsimile number to which such notice shall be given.

                  If to Makers:
                                    FS Tours, Inc. or
                                    FS SunTours, Inc. or
                                    Flightserv.com, Inc.
                                    301 Perimeter Center North
                                    Suite 500
                                    Atlanta, Georgia 30346
                                    Attention: Matt Holliday
                                    Fax: (770) 986-9792

         with copies to:            RCG Companies Incorporated
                                    6836 Morrison Boulevard, Suite 200
                                    Charlotte, NC 28211
                                    Attention:  Michael Pruitt
                                    Fax:  (704) 366-5056

         and                        Adorno & Yoss, P.A.
                                    350 East Las Olas Boulevard, Suite 1700
                                    Fort Lauderdale, FL 33301
                                    Attention:  Joel D. Mayersohn, Esq.
                                    Fax:  (954) 766-7800

         If to Parent:              RCG Companies Incorporated
                                    6836 Morrison Boulevard, Suite 200
                                    Charlotte, NC 28211
                                    Attention:  Michael Pruitt
                                    Fax:  (704) 366-5056

         with a copy to:            Adorno & Yoss, P.A.
                                    350 East Las Olas Boulevard, Suite 1700
                                    Fort Lauderdale, FL 33301
                                    Attention:  Joel D. Mayersohn, Esq.
                                    Fax:  (954) 766-7800

         If to Holders:             SunTrips, Inc. or
                                    VE Holdings, Inc.
                                    c/o MyTravel Group
                                    plc Parkway One, Parkway Business Centre
                                    300 Princess Road
                                    Manchester, M147QU
                                    United Kingdom
                                    Attention:  Greg McMahon
                                    Fax: 44-161-232-6909

      14. Invalid Provisions. If any provisions hereof shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions hereof, and this Note shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

                             Signature Page Follows

         IN WITNESS WHEREOF, each Maker has caused this Note to be duly executed and delivered as of the date first above written.

                                            FS TOURS, INC.

                                            By _________________________
                                            Name:
                                            Title:

                                            FS SUNTOURS, INC.

                                            By _________________________
                                            Name:
                                            Title:

                                            FLIGHTSERV, INC.

                                            By _________________________
                                            Name:
                                            Title:

ACCEPTED AND AGREED:

VE HOLDINGS, INC.

         By _________________________
         Name:
         Title:

SUNTRIPS, INC.

         By _________________________
         Name:
         Title:

                                                                       Exhibit B

                                  SERVICE FEES

Hotel Room Purchasing (USD):


Year 1 (November 1st, 2003 to October 31st, 2004):
         November 1st, 2003                                                                            $62,500
         December 1st, 2003                                                                            $62,500
         January 1st, 2004                                                                             $62,500
         February 1st, 2004                                                                            $62,500
         March 1st, 2004                                                                               $62,500
         April 1st, 2004                                                                               $62,500
         May 1st, 2004                                                                                $187,500
         June 1st, 2004                                                                               $187,500
         July 1st, 2004                                                                               $187,500
         August 1st, 2004                                                                             $187,500
         September 1st, 2004                                                                           $75,000
         October 1st, 2004                                                                             $75,000
Year 2 (November 1st, 2004 to February 28th, 2005):
        Monthly payments made the first of each month in the amount of                                 $75,000
       (March 1st, 2005 to October 31st, 2005):
        Monthly payments made the first of each month in the amount of                                $150,000
Year 3 (November 1st, 2005 to February 28th, 2006):
        Monthly payments made the first of each month in the amount of                                $150,000
       (March 1st, 2006 to October 31st, 2006):
        Monthly payments made the first of each month in the amount of                                $125,000
Year 4 (November 1st, 2006 to October 31st, 2007):

        Monthly payments made the first of each month in the amount of                                $125,000
Year 5 (November 1st, 2007, to October 31st, 2008):

       Monthly payments made the first of each month in the amount of                                 $125,000
Year 6 (November 1st, 2008, to October 31st, 2009):

        Monthly payments made the first of each month in the amount of                                $125,000
Year 7 (November 1st, 2009, to October 31st, 2010):

        Monthly payments made the first of each month in the amount of                                 $41,667

Resort Services:
With regard to each Purchaser:

All commissions and revenues (including, without limitation, ground handling and tour sale revenues) generated in connection with the performance of the Resort
Services plus:
Resort Services Fee (per passenger USD)                                                                  $1.00